UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
January 6, 2006
(Date of Earliest Event Reported: December 31, 2005)
EL PASO CGP COMPANY L.L.C.
(Formerly El Paso CGP Company)
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-7176 (Commission File Number)	74-1734212 (I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (713) 420-2600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
      On December 31, 2005, concurrently with the distribution of assets described below in Item 2.01 of this Current Report on Form 8-K, we entered into a supplemental indenture to each of the four indentures governing our outstanding long-term indebtedness (collectively, the “Indentures”). Pursuant to the supplemental indentures, El Paso Corporation (“El Paso”), our parent company, assumed and succeeded to all of our rights, powers and obligations, and was substituted for us in all respects, under each Indenture, such that El Paso is now the sole obligor in respect of all of our outstanding long-term debt. The supplemental indentures, which are attached as Exhibits 10.A, 10.B, 10.C and 10.D, respectively, to this Current Report on Form 8-K, are listed below and are incorporated into this Item 1.01 by reference:

•	Second Supplemental Indenture to the Indenture dated as of October 1, 1990, by and among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A., a national banking association (as successor-in-interest to The Bank of New York, a New York banking corporation), as trustee;

•	Third Supplemental Indenture to the Indenture dated as of May 15, 1992, by and among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A., a national banking association (as successor-in-interest to The Bank of New York, a New York banking corporation, and Bank of Montreal Trust Company, a New York trust company), as trustee (as amended and supplemented to date);

•	Fourth Supplemental Indenture to the Indenture dated as of September 15, 1992, by and among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A., a national banking association (as successor-in-interest to The Bank of New York, a New York banking corporation, and NationsBank of Texas, National Association, a national banking association), as trustee (as amended and supplemented to date); and

•	Thirteenth Supplemental Indenture to the Indenture dated as of February 24, 1997, by and among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A., a national banking association (as successor-in-interest to The Bank of New York, a New York banking corporation, and Harris Trust and Savings Bank, a banking corporation organized under the laws of the State of Illinois), as trustee (as amended and supplemented to date).
Item 2.01 Completion of Acquisition or Disposition of Assets

      In December 2005, we completed a series of transactions including the following; (i) we converted El Paso CGP Company into a limited liability company and renamed it El Paso CGP Company L.L.C.; (ii) we cancelled and exchanged approximately $2 billion of our outstanding indebtedness for new debt securities of El Paso in connection with a series of private exchange offers; and (iii) we distributed substantially all of our pipeline and natural gas and oil subsidiaries and assets to El Paso. Concurrently with this distribution (and pursuant to and in accordance with the provisions of the Indentures), El Paso assumed, and became the sole obligor in respect of, substantially all of our remaining third party indebtedness, as more fully described above in Item 1.01 of this Current Report on Form 8-K. The distributed assets and assumed liabilities together constituted substantially all of our operating assets and liabilities, excluding certain investments and assets that are pending sale to third parties. In addition, El Paso contributed approximately $300 million to provide us the ability to fund further operating, investing and financing cash needs. Upon completion of pending asset sales to third parties, we will have no ongoing operations other than the eventual settlement of residual assets and liabilities.
Item 9.01 Financial Statements and Exhibits
     (b) Pro Forma Financial Information
      To be filed as soon as available.

      (d) Exhibits

Exhibit
Number	Description

10.A	Second Supplemental Indenture dated as of December 31, 2005, among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A., a national banking association, as trustee, to indenture dated as of October 1, 1990.
10.B	Third Supplemental Indenture dated as of December 31, 2005, among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A., a national banking association, as trustee, to indenture dated as of May 15, 1992.
10.C	Fourth Supplemental Indenture dated as of December 31, 2005, among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A., a national banking association, as trustee, to indenture dated as of September 15, 1992.
10.D	Thirteenth Supplemental Indenture dated as of December 31, 2005, among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A, a national banking association, as trustee, to indenture dated as of February 24, 1997.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CGP COMPANY L.L.C.

By:	/s/ John R. Sult

John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)
Dated: January 6, 2006

EXHIBIT INDEX

Exhibit
Number		Description

10	.A	Second Supplemental Indenture dated as of December 31, 2005, among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A., a national banking association, as trustee, to indenture dated as of October 1, 1990.
10	.B	Third Supplemental Indenture dated as of December 31, 2005, among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A., a national banking association, as trustee, to indenture dated as of May 15, 1992.
10	.C	Fourth Supplemental Indenture dated as of December 31, 2005, among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A., a national banking association, as trustee, to indenture dated as of September 15, 1992.
10	.D	Thirteenth Supplemental Indenture dated as of December 31, 2005, among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A, a national banking association, as trustee, to indenture dated as of February 24, 1997.

4